Exhibit 11.1

                  First Colonial Group, Inc. and Subsidiaries
                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                      Three Months Ended     Six Months Ended
                                       June 30,  June 30,    June 30, June 30,
                                        1997      1996         1997    1996
                                   --------- ---------   --------- ---------

Primary
 Earnings                              $ 812     $ 690      $1,516    $1,305
                                   --------- ---------   --------- ---------

 Shares *
  Weighted average number of common
   shares outstanding              1,619,264 1,598,944   1,617,144 1,596,428
  Assuming exercise of option reduced
   by the number of shares which could
   have been purchased with the
   proceeds from exercise
   of such options                     5,588     1,381       5,588     1,381
                                   --------- ---------   --------- ---------
  Weighted average number of common shares
   outstanding as adjusted         1,624,852 1,600,325   1,622,732 1,597,809

Primary earnings per common share      $0.50     $0.43       $0.94     $0.82
                                   ========= =========   =========  ========

Assuming full dilution
 Earnings                              $ 812     $ 690      $1,516    $1,305
                                   --------- ---------   --------- ---------

 Shares *
  Weighted average number of common
   shares outstanding              1,619,264 1,598,944   1,617,144 1,596,428
  Assuming exercise of option reduced
   by the number of shares which could
   have been purchased with the
   proceeds from exercise
   of such options                     5,588     1,381       5,588     1,381
                                   --------- ---------   --------- ---------
  Weighted average number of common shares
   outstanding as adjusted         1,624,852 1,600,325   1,622,732 1,597,809

Earnings per common share assumin
 full dilution                         $0.50     $0.43       $0.94     $0.82
                                   ========= =========   =========  ========


*     Restated per 5% Stock Dividend paid on June 19, 1997.
** The stock options are not included since the option price on the stock options outstanding was greater than the average market price and the period-end market price.